Dechert Price & Rhoads
                         1500 K Street, N.W., Suite 500
                             Washington, D.C. 20005

                                November 5, 1997



The Board of Directors
American United Life Insurance
  Company(R)
One American Square
Indianapolis, Indiana 46282

          Re: AUL American Individual Variable Life Unit Trust of American United Life Insurance Company (File No. 333-32531)

Dear Sirs and Madam:

     We hereby  consent to the  reference  to our firm under the caption  "Legal
Matters"  in  the   Prospectus   comprising  a  part  of  the   above-referenced
Registration Statement.

                                           Very truly yours,


                                           /s/Dechert Price & Rhoads